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For Immediate Release
Friday, April 21, 2000
Press Release


             FNB CORPORATION POSTS RECORD FIRST QUARTER EARNINGS,
          AND ANNOUNCES QUARTERLY CASH DIVIDEND AND SHARE REPURCHASE


FNB Corporation, (NASDAQ: FNBP), parent company of First National Bank, Christiansburg, Virginia, announced record earnings for the first three months of 2000. A comparison of the company's year-to-date earnings performance follows:

                               For Quarter Ended                 Year To Date
                       ---------------------------------------------------------------
                               03/31/00       03/31/99        03/31/00        03/31/99
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Earnings Per Share           $     0.41     $     0.40    $       0.41    $       0.40
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Net Income                   $1,646,000     $1,591,000    $  1,646,000    $  1,591,000
--------------------------------------------------------------------------------------
Avg Shrs Outstanding          3,998,556      3,975,805       3,998,556       3,975,805
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Assets                                                    $514,941,000    $465,403,000
--------------------------------------------------------------------------------------
Loans                                                     $393,150,000    $345,475,000
--------------------------------------------------------------------------------------
Deposits                                                  $409,095,000    $388,963,000
--------------------------------------------------------------------------------------
Book Value                                                $      12.19    $      11.41
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Net Interest Margin (%)                                           4.78            4.80
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Allowance for Loan Losses (%)                                     1.39            1.43
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Non-Performing Asset Ratio (%)                                    1.29            0.46
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

"We are pleased with our continuing trend of record quarterly earnings, and have implemented many strategies to further strengthen our organization," announced
J. Daniel Hardy, President and CEO of FNB Corporation and First National Bank, its banking subsidiary. "In January, we introduced the `Stakeholders' incentive plan to our employees to reward balanced growth in assets, profits, quality, and productivity. Unlike other incentive programs, Stakeholders coaches our employees to better manage the bank's bottom line."

FNB Corporation experienced an increase in non-accrual loans during the second half of 1999, attributable to a small number of credits. "We have worked closely with these loan customers," reported Hardy, "and expect the majority of them to be paid off or return to an earning status by yearend 2000."

The corporation also announced the payment of a $0.17 per share dividend on June 16, 2000, to shareholders of record on May 22, 2000. This represents a 10 percent increase over the dividend paid during the first quarter of 1999. The board also authorized the repurchase of up to 400,000 shares, or about 5 percent of its outstanding common stock. The repurchases will begin on or after May 1 in open-market or negotiated transactions, depending on market conditions. The repurchased
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shares will revert to authorized but unissued status and will be used for general corporate purposes.

FNB Corporation's primary subsidiary, First National Bank, is a locally-owned independent bank with 12 offices and 24 ATM facilities situated throughout the New River Valley and Mountain Empire regions of Southwest Virginia.

For more information contact:

J. Daniel Hardy, Jr.              Peter A. Seitz
President and CEO                 Executive Vice President/General Counsel
FNB Corporation                   First National Bank
(540) 382-6041                    (540) 381-6700